Exhibit 99.1

Investor Contact:

Michael Polyviou/Peter Schmidt

Financial Dynamics

212-850-5748

Media Contact:

Lauren Stein

Financial Dynamics

212-850-5650

iPCS, INC., A PCS AFFILIATE OF SPRINT, ANNOUNCES SUBSCRIBER TOTALS FOR THE QUARTER ENDED JUNE 30, 2005

Announces Conference Call to Discuss Results for the Quarter

SCHAUMBURG, Ill. - July 20, 2005 - iPCS, Inc. (OTCBB: IPCX), a PCS Affiliate of Sprint, today announced that it serves more than 459,000 customers as of June 30, 2005 giving effect to the July 1, 2005 closing of its merger with Horizon PCS.

For the third fiscal quarter ended June 30, 2005, iPCS (excluding Horizon PCS) reported:

•                  Gross additions of approximately 32,300

•                  Net additions of approximately 11,800

•                  Monthly churn, net of 30 day deactivations, of 2.2%

•                  Ending subscribers of approximately 271,000

For the quarter ended June 30, 2005, Horizon PCS reported:

•                  Gross additions of approximately 20,300

•                  Net additions of approximately 4,200

•                  Monthly churn, net of 30 day deactivations, of 2.6%

•                  Ending subscribers of approximately 188,000

The Company also announced that it will conduct a conference call to discuss its financial and subscriber results for the quarter ended June 30, 2005 on Monday, August 15, 2005 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The Company intends to announce its financial results prior to the market open on August 15, 2005.

Participating in the call will be Tim Yager, president and chief executive officer, and Steb Chandor, executive vice president and chief financial officer.  To listen to the call, dial 1-

800-370-0898 at least five minutes before the conference call begins and reference the ‘iPCS Earnings Conference Call.”  Those calling in from international locations should dial 1-973-935-2101 and use the same pass code.  A replay of the call will be available at 4:00 p.m. Eastern Time on August 15, 2005.  To access the replay, dial 1-877-519-4471 using a pass code of 6277635.  To access the replay from international locations, dial 1-973-341-3080 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com.  Replay of the webcast and the call will be available through midnight on August 22, 2005.

About iPCS, Inc.

iPCS is the PCS Affiliate of Sprint with the exclusive right to sell wireless mobility communications, network products and services under the Sprint brand in 80 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Quad Cities (IA/IL), Scranton (PA) and Saginaw-Bay City (MI). As of June 30, 2005 and giving effect to the July 1, 2005 completion of its merger with Horizon PCS, iPCS’s licensed territory had a total population of approximately 15.0 million residents, of which its wireless network covered approximately 11.2 million residents, and had approximately 459,000 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

About Sprint Corporation

Sprint offers an extensive range of innovative communication products and solutions, including global IP, wireless, local and multi-product bundles. A Fortune 100 company with more than $27 billion in annual revenues in 2004, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States’ first nationwide all-digital, fiber-optic network; an award-winning Tier 1 Internet backbone; and one of the largest 100-percent digital, nationwide wireless networks in the United States. For more information, visit www.sprint.com/mr.

Forward Looking Statements and Other Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (1) statements about the benefits of the merger between iPCS, Inc. (“iPCS”) and Horizon PCS, Inc. (“Horizon PCS”), including future financial and operating results; (2) statements with respect to the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the businesses of iPCS and Horizon PCS may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected combination benefits from the iPCS/Horizon PCS merger may not be fully realized or realized within the expected time frame; (3) disruption from merger integration making it more difficult to maintain relationships with Sprint, subscribers, employees, dealers or suppliers; (4) the Company’s dependence on its affiliation with Sprint; (5) shifts in populations or network focus; (6) changes or advances in technology or difficulties in implementing the Company’s Nortel equipment swaps; (7) changes in Sprint’s national service plans or fee structure with the Company; (8) change in population; (9) difficulties in network construction; (10) increased competition in the Company’s markets; (11) adverse changes in financial position, condition or results of operations;  (12) the inability to open the number of new stores and to expand the co-dealer network as planned; (13) the outcome of iPCS’s, and any other PCS Affiliate of Sprint’s, litigation with Sprint concerning the proposed Sprint/Nextel merger; and (14) changes in Sprint’s affiliation strategy as a result of the proposed Sprint/Nextel merger or any other merger involving Sprint.  Additional factors that could cause the Company’s results to differ materially from those described in any forward-looking statements can be found in the joint proxy statement/prospectus regarding the merger with Horizon PCS dated May 13, 2005,  the 2004 Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q of iPCS for the quarter ended March 31, 2005 and in the 2004 Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q of Horizon PCS for the quarter ended March 31, 2005, in each case, as filed with the Securities and Exchange Commission (the “Commission”) and available at the Commission’s internet site (http://www.sec.gov). The forward-looking statements in this document speak only as of the date of the document, and iPCS assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.